UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004 (September 24, 2004)

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Indenture and Registration Rights Agreement

On September 28, 2004, Chiquita Brands International, Inc. (the “Company”) completed the offering of $250 million of 7 1/2% senior notes due 2014 to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933 (the “Note Offering”). In connection with the Note Offering, the Company entered into an Indenture and a Registration Rights Agreement, as described in the following paragraphs.

The notes were issued under an indenture, dated as of September 28, 2004, with LaSalle Bank National Association, as trustee (the “Indenture”). The Indenture and form of note, which is attached as an exhibit to the Indenture, provide, among other things, that the notes will bear interest of 7 1/2 percent per year (payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2005), and will mature on November 1, 2014. The Company may redeem the notes at its option at any time on or after November 1, 2009, in whole or from time to time in part, at redemption prices specified in the Indenture. Before November 1, 2009, the Company may redeem some or all of the notes at a specified treasury make-whole rate. Upon a change of control of the Company followed by a downgrade in the rating of the notes, the Company will be required to make an offer to purchase the notes at 101% of their principal amount, plus accrued interest. The Indenture contains covenants that will, among other things and subject to a number of qualifications and exceptions, limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue preferred stock, sell assets, make investments or other restricted payments, pay dividends or make distributions in respect of the Company’s capital stock, create certain liens, merge or consolidate, issue or sell stock of subsidiaries, place limits on dividends and other payment restrictions affecting certain subsidiaries, engage in sale-leaseback transactions, enter into transactions with certain stockholders or affiliates and guarantee Company debt. If the notes are, in the future, rated investment grade by Standard & Poor’s Ratings Group and Moody’s Investors Services, Inc., certain of these covenants will, thereafter, no longer apply to the notes, irrespective of whether the notes continue to be rated at investment grade.

The notes and the Indenture include, as events of default, failure to pay principal on any notes, when due; failure to pay interest on the notes for 30 days after becoming due; failure in the performance of any other covenant contained in the terms of the notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of 25% principal amount of notes then outstanding; acceleration of other debt agreements representing in excess of $20 million of indebtedness of the Company and certain of its subsidiaries; the entry of nonappealable judgments in excess of $20 million against the Company or certain subsidiaries; and certain bankruptcy events.

There are no material relationships between LaSalle Bank National Association and the Company or any of their respective affiliates, other than (a) LaSalle Bank’s service as trustee, registrar and paying agent under the Indenture, (b) LaSalle Bank is serving as depositary in connection with the Company’s pending Tender and Consent Solicitation, described below, (c) an affiliate of LaSalle Bank, ABN Amro Incorporated, was one of the placement agents in the Note Offering and

(d) LaSalle Bank and certain of its affiliates have in the past provided and currently provide loans, credit and other banking services to the Company and certain of its subsidiaries, and these entities may continue to do so in the future.

In connection with the completion of the Note Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of September 28, 2004, with the placement agents of the notes, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets LLC, Wells Fargo Securities, LLC, ABN Amro Incorporated and ING Financial Markets LLC (the “Placement Agents”). The Registration Rights Agreement requires the Company to use its reasonable best efforts (i) to file with the Securities and Exchange Commission (“SEC”) a registration statement covering an offer to exchange the Notes for freely tradeable notes with substantially similar terms, (ii) to cause such registration statement to be declared effective by the SEC, (iii) to commence the exchange offer promptly after the registration statement is declared effective, (iv) to consummate the exchange offer within 60 days after the effective date of the registration statement and, (iv) if the Company cannot effect the exchange offer within seven months after September 28, 2004, to file a shelf registration statement for the resale of the notes. In addition, if the exchange offer is not completed within seven months, the interest payable on the notes will increase by  1/2% until (i) the exchange offer is consummated, (ii) a shelf registration statement relating to resales of the notes is declared effective by the SEC, or (iii) the notes become freely tradable without registration under the Securities Act of 1933.

There are no material relationships between the Company and the Placement Agents or any of their respective affiliates, other than as follows: (a) Wachovia Corporation (the parent holding company of Wachovia Capital Markets LLC) filed a Schedule 13G with the SEC in February 2004 on behalf of certain subsidiaries to report that, as of that date, the subsidiaries beneficially owned (with voting and/or dispositive power) 4,150,282 shares (approximately 10%) of the Company’s common stock; these entities either hold the shares in a fiduciary capacity for customers or are investment advisors for mutual funds and other clients holding such shares and (b) certain of the Placement Agents and their affiliates have in the past provided and/or currently provide loans, credit and other banking services to the Company and certain of its subsidiaries (some of which relationships are disclosed elsewhere in this report), and such entities may continue to do so in the future.

The Indenture is filed as Exhibit 4.1 to this report, and the Registration Rights Agreement is filed as Exhibit 4.2 to this report.

The Company received approximately $246 million of proceeds from the Note Offering, after deducting the Placement Agents’ fees and estimated offering expenses. The Company intends to use the net proceeds from the Note Offering to retire its $250 million aggregate principal amount of 10.56% Senior Notes due 2009 (the “10.56% Notes”). On September 28, 2004, the Company purchased approximately $209 million of the 10.56% Senior Notes that were tendered pursuant to the early tender provisions of the previously announced tender offer and consent solicitation for the 10.56% Notes (the “Tender and Consent Solicitation”).

Supplemental Indenture

On September 28, 2004, the Company entered into a Supplemental Indenture (the “Supplemental Indenture”) with Wells Fargo Bank, National Association (f/k/a Wells Fargo Bank Minnesota, National Association), as trustee (the “Trustee”). The Supplemental Indenture is a supplement to an indenture, dated as of March 15, 2002, between the Company and the Trustee, as supplemented by a Certificate of Terms approved by the President of the Company setting forth certain terms of the 10.56% Notes issued thereunder (collectively, the “2002 Indenture”), under which the Company had previously issued its 10.56% Notes.

The Supplemental Indenture amends the 2002 Indenture by eliminating substantially all of the restrictive covenants contained in the 2002 Indenture, as described below (the “Amendments”). The 2002 Indenture provides that supplemental indentures of this type may only be entered into upon receipt of consents from registered holders representing at least a majority in aggregate principal amount of the 10.56% Notes outstanding and not held or beneficially owned by the Company or any of its affiliates. Prior to the execution of the Supplemental Indenture, the Company solicited and received the required consents to the Amendments in connection with its Tender and Consent Solicitation for any or all of its 10.56% Notes. In connection with the Tender and Consent Solicitation, approximately 84% of the 10.56% Notes were tendered and, as a consequence, only approximately $41 million aggregate principal amount of 10.56% Notes are still outstanding and subject to the Amendments. The consent solicitation is now completed. The tender offer will expire at midnight, New York City time, on October 12, 2004.

The Amendments included in the Supplemental Indenture make the following changes in the terms of the 2002 Indenture and the 10.56% Senior Notes:

(a) The Amendments delete affirmative covenants which previously required the Company and, in some circumstances, its subsidiaries to:

•	pay certain taxes, assessments, charges and claims;

•	cause their properties to be maintained and kept in good condition, repair and working order;

•	take all actions necessary to preserve their corporate existence;

•	purchase, at the option of holders of the 10.56% Notes, the holders’ 10.56% Notes at 101% of the principal amount plus accrued interest upon the occurrence of a change of control followed by a downgrade in the rating of the 10.56% Senior Notes;

•	receive certain consideration from the sale of assets and use of the proceeds from such sales in certain mandated ways (including, in some instances, offering to repurchase the 10.56% Senior Notes); and

•	file with the SEC all financial information and other reports whether or not it is required to file such information and reports under the Securities Exchange Act of 1934.

(b) The Amendments delete negative covenants which previously restricted the ability of the Company and, in some circumstances, its subsidiaries to:

•	incur or permit the existence of certain liens on their respective property or assets;

•	enter into sale and lease-back transactions;

•	incur additional indebtedness;

•	make certain payments;

•	enter into transactions with related parties;

•	create encumbrances or other restrictions which limit the ability of the subsidiaries to make payments to the Company; or

•	engage in any business not involving food products or any business ancillary thereto.

(c) The Amendments delete as Events of Default under the 2002 Indenture provisions relating to (i) certain cross defaults and cross accelerations of other debt of the Company or certain subsidiaries, (ii) the entry of certain nonappealable judgments against the Company or certain subsidiaries, and (iii) failure to comply with certain other provisions of the 2002 Indenture which are no longer applicable to the 10.56% Notes.

There are no material relationships between Wells Fargo Bank, National Association and the Company or any of their respective affiliates, other than (a) Wells Fargo Bank’s service as trustee under the 2002 Indenture and the Supplemental Indenture, (b) an affiliate, Wells Fargo Securities, LLC, was one of the Placement Agents, (c) affiliates of Wells Fargo Bank have been the Administrative Agent, and Loan Arranger and Syndication Agent for a prior credit facility for Chiquita Brands L.L.C., a subsidiary of the Company, and certain of its subsidiaries and (d) certain affiliates of Wells Fargo Bank have provided and currently provide other loan, credit and banking services, including cash investments and fuel and currency hedging programs; all of these services may continue to be provided by these entities in the future.

The Supplemental Indenture is filed as Exhibit 4.3 to this report.

Other

The Company has also entered into a separation agreement with Jill M. Albrinck, its former Senior Vice President, Fresh Cut Fruit, whose employment with the Company ended on August 31, 2004. The agreement became effective on September 24, 2004. Pursuant to the agreement, the Company agreed to pay Ms. Albrinck $300,000, representing one year’s base salary. The Company also agreed to accelerate the vesting of stock options for 37,500 shares previously granted to her, and to extend the exercise period for these options, and for 75,000 previously vested options, to August 31, 2005. The exercise price of these options is $16.69. In addition, the Company agreed to vest 5,231 restricted shares previously awarded to her. In exchange, Ms. Albrinck entered into general and specific releases of the Company, as well as non-competition, non-solicitation and confidentiality agreements.

The Company has also approved a modified form of Restricted Share Agreement for use with employees, including executive officers, for grants under the Long Term Incentive Program and otherwise under the Company’s Stock Option and Incentive Plan. The form of agreement was approved on September 27, 2004 for all grants of restricted stock made on or after that date. A copy of the revised form of agreement is attached as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report relating to the notes issued in the Note Offering and pursuant to the Indenture is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

The disclosure under Item 1.01 of this report relating to the Amendments under the Supplemental Indenture relating to the 10.56% Notes and the 2002 Indenture is also responsive to Item 3.03 of this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

4.1 Indenture, dated as of September 28, 2004, between Chiquita Brands International, Inc. and LaSalle Bank National Association, as trustee, relating to $250 million aggregate principal amount of 7 1/2% Senior Notes due 2014.

4.2 Registration Rights Agreement, dated as of September 28, 2004, between Chiquita Brands International, Inc. and Morgan Stanley & Co. Incorporated, Wachovia Capital Markets LLC, Wells Fargo Securities, LLC, ABN Amro Incorporated and ING Financial Markets LLC, as placement agents of the Company’s 7 1/2% Senior Notes due 2014.

4.3 Supplemental Indenture, dated as of September 28, 2004 between Chiquita Brands International, Inc. and Wells Fargo Bank, National Association (f/k/a Wells Fargo Bank Minnesota, National Association), as trustee, supplementing and amending the Indenture, dated as of March 15, 2002 between the Company and the Trustee, as supplemented by a Certificate of Terms approved by the President of the Company setting forth certain terms of the 10.56% Notes issued thereunder.

99.1 Form of Restricted Share Agreement with employees, including executive officers, for grants made on or after September 27, 2004, under the Company’s Long Term Incentive Program and otherwise under the Company’s Stock Option and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2004	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ Robert W. Olson
Robert W. Olson
Senior Vice President, General Counsel and Secretary